Exhibit 10.1
                                                                    ------------

                                 PROMISSORY NOTE

$250,000.00                                   Effective Date: September 10, 2003

         FOR VALUE RECEIVED, on or before January 8, 2004 ("Maturity Date") the undersigned, MANAGEMENT SOLUTIONS & SYSTEMS, INC., a Maryland corporation
(hereinafter referred to as "Maker"), promises to pay to TAZBAZ HOLDINGS LIMITED, an Ontario, Canada corporation (hereinafter referred to as "Holder") at its offices located at 235 Lakeshore Road, East Oakville, Ontario, Canada L6J 1H7 in lawful money of the United States of America, the sum of TWO HUNDRED AND FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00), together with interest thereon from the date hereof until paid at the rate of 5.0% per annum.

         This promissory note (this "Note") is due and payable as follows:

         All principal and accrued but unpaid interest shall be due and payable on the Maturity Date. In the event all principal and accrued but unpaid interest have not been paid by the Maturity Date, the Borrower shall have the right to defer paying the outstanding balance of the Note, including all accrued and unpaid interest as of the Maturity Date, by making twelve equal monthly payments of principal and interest commencing on the date that is 30 days after the Maturity Date and continuing on said day of each calendar month thereafter (the "Deferral Period"). Interest shall accrue at the rate of 15% per annum during the Deferral Period.

         This Note may be prepaid at any time without premium or penalty. All prepayments shall be applied first to accrued but unpaid interest and then to principal. All payments and prepayments of principal and interest on this Note shall be made at the address of Holder indicated above, or such other place as the holder of this Note shall designate in writing to Maker. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed.

         If any installment or payment of principal or interest of this Note during the Deferral Period is not paid within three business days of when it is due and is not cured within 10 business days following the three business day period; or if Maker shall become insolvent (however such insolvency may be evidenced); or if any governmental authority or any court at the instance thereof shall take possession of any substantial part of the property of or assume control over the affairs or operations of, or a receiver shall be appointed for or take possession of the property of, or a writ or order of attachment or garnishment shall be issued or made against any of the property of Maker; thereupon, at the option of Holder, this Note shall become and be due and payable forthwith.

         This Note is intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision of this Note or the application hereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and such provision shall be enforced to the greatest extent permitted by law. It is


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expressly  stipulated  and agreed to be the intent of the Holder to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if Holder's exercise of the option to accelerate the maturity of this Note, or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by law, then it is the express intent of Maker and Holder that all excess amounts theretofore collected by Holder be credited on the principal balance of this Note (or, if this Note has been paid in full, refunded to Maker), and the provisions of this Note immediately be deemed reformed and the amounts thereafter collectable hereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder. All sums paid, or agreed to be paid, by Maker for the use,
forbearance,   detention,  taking,  charging,  receiving  or  reserving  of  the indebtedness of Maker to Holder under this Note shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. Notwithstanding anything to the contrary contained herein, it is not the intention of Holder to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         THIS NOTE SHALL BE GOVERNED BY ONTARIO, CANADA LAW WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW AS IF PERFORMED ENTIRELY WITHIN THE PROVINCE OF ONTARIO, CANADA BY ONTARIO, CANADA RESIDENTS. MAKER AND HOLDER EACH SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE PROVINCIAL AND FEDERAL COURTS IN OAKVILLE, HALTON COUNTY, ONTARIO, CANADA.



                                             MAKER:
                                             ------

                                             MANAGEMENT SOLUTIONS & SYSTEMS, INC

                                             By:    /s/ Larry L. Brooks, Sr.
                                             Name:  Larry L. Brooks, Sr.
                                             Title: Vice President